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                                                                   Exhibit 10.51

                        SETTLEMENT AGREEMENT AND RELEASE

         This Settlement Agreement and Release is made by and between Shells Seafood Restaurants, Inc. ("Plaintiff"), on the one hand, and The Lark Group, L.L.C., Best Que, L.L.C., and Michael L. Sloane, II (the "Defendants"), on the other hand, and shall be deemed entered into as of the date of signature of the last party or party representative to sign this Settlement Agreement and Release (the "Effective Date").

                                    RECITALS

         WHEREAS, on or about June 21, 2002, Plaintiff filed a civil lawsuit (the "Lawsuit") against Defendants in the United States District Court for the Middle District of Florida, case no. 8:02-cv-1106-T171610, seeking damages for breach of certain agreements; and

         WHEREAS, certain of the parties to the Lawsuit have made overtures of seeking relief in the form of monetary sanctions, contempt of court, and other adverse, court-imposed consequences of alleged misconduct during the course of the Lawsuit;

         NOW, THEREFORE, it is hereby stipulated and agreed by and between the undersigned parties upon the foregoing premises and in consideration of the promises, mutual covenants, and agreements set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, as follows:

         1. Defendants will consent to a final judgment in favor of Plaintiff in the amount of $188,201.27 (the "Final Judgment").

         2. The parties hereby mutually release, acquit, forever discharge, and hold harmless one another from any and all rights to seek sanctions, contempt of court, or any other court-imposed consequence of any alleged litigation misconduct relating to the Lawsuit and occurring through to

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the Effective Date. The foregoing release in no way impacts or impairs
Plaintiff's right or ability to take any and all measures reasonably necessary to collect or enforce the Final Judgment.

         3. Plaintiff is aware that agents or employees of Defendant Best Que, L.L.C. have sold or otherwise disposed of materials designated as the "FFE" (the "FFE") in the Security Agreement between Plaintiff, on the one hand, and Defendants Best Que, L.L.C. and Sloane, on the other hand, dated January 18, 2002 (the "Security Agreement"). Defendants, jointly and severally, acknowledge that the FFE, which Defendants submit was substantially broken and/or unusable and which was located in the state of Ohio, was sold, and in some instances given to certain vendors for total consideration of no more than $1500 (the "Transfers"). Defendants, jointly and severally, submit that they had no knowledge of the Transfers, nor any knowledge of any proposed, planned or contemplated Transfers or of any discussions concerning the same, at or at any time prior to the time the Transfers were made. Defendants further submit that any knowledge on their parts of the circumstances surrounding, including the amount of, the Transfers, is based on the representations of the agent(s) and/or employee(s) who made the Transfers without Defendants' knowledge or consent. Defendants, jointly and severally, further acknowledge that they neither received nor have any arrangement or expectation to receive, directly or indirectly, any additional benefit or consideration from any vendor as a result of the Transfers. Defendants submit that the Transfers did not constitute willful violations of the Security Agreement or of Plaintiff's security interest in the FFE. Defendants, jointly and severally, further represent that there were no other sales or transfers, for consideration or otherwise, of any FFE. Based upon the accuracy of the foregoing representations and acknowledgments, Plaintiff has no present intention of initiating a criminal investigation or pursuing criminal charges with respect to the Transfers, and will not initiate a criminal investigation or pursue criminal charges based on the Transfers unless and until Plaintiff

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becomes aware of information, which it reasonably believes to be credible, that is materially different from the information stated above.

         4. The parties agree that this Settlement Agreement and Release memorializes a compromise settlement of a dispute. Neither party admits to any wrongdoing or liability arising out of or relating to the events, acts, and omissions giving rise to this Settlement Agreement and Release.

         5. This Settlement Agreement and Release constitutes the entire understanding and agreement between the parties regarding the settlement of all claims arising out of or relating to the events, acts, and omissions giving rise to the Lawsuit. This Settlement Agreement and Release may not be changed or modified, except by a writing signed by the parties hereto.

         6. This Settlement Agreement and Release shall inure to the benefit of the parties hereto, their officers, directors, members, managers, employees, agents, attorneys, heirs, successors and assigns.

         7. This Settlement Agreement and Release shall be governed by and construed under the laws of the State of Florida. The parties hereby consent and waive all objections to the exclusive personal jurisdiction of, and venue in, the Circuit Court for Hillsborough County, Florida for the purposes of all cases and controversies involving this Settlement Agreement and Release and its enforcement. The prevailing party in any action arising out of a breach of this Settlement Agreement and Release shall be entitled to an award of attorneys' fees and costs.

         8. This Settlement Agreement and Release may be executed in counterparts, with each counterpart fully valid and binding as if it were a fully-executed original.

         9. The parties shall not make any defaming statement to any third party regarding one another, or one another's conduct during the course of this litigation.

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         10. The parties acknowledge that each of them has consulted with, or had the opportunity to consult with, legal counsel of their own selection about this Settlement Agreement and Release. The parties each understand how this Settlement Agreement and Release will affect their legal rights and voluntarily enter into this Settlement Agreement and Release with such knowledge and understanding. Neither party has relied on any statement or representation by any agent or representative of any other party regarding any issue governed herein.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be signed the day and year written below.

SHELLS SEAFOOD RESTAURANTS, INC.

By:      \s\ Warren R. Nelson

Its:        Executive Vice President

Date:      2/27/03




THE LARK GROUP, L.L.C.                      BEST QUE, L.L.C.

By:      \s\  Michael L. Sloane, II         By:      \s\  Michael L. Sloane, II

Its:     President (Managing Member)        Its:     President (Managing Member)

Date:    2/28/03                            Date:    2/28/03


MICHAEL L. SLOANE, II

\s\  Michael L. Sloane, II

Date:    2/28/03

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